FIRST AMENDMENT TO
                                  MOOVIES, INC.
                                 1995 STOCK PLAN


         This First Amendment (this "Amendment") is entered into by MOOVIES, INC., a Delaware corporation (the "Company") and the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Company, in order to amend the MOOVIES, INC. 1995 STOCK PLAN (the "Plan") as set forth below.

                              W I T N E S S E T H:

         WHEREAS, Section 4 of the Plan provides that the aggregate number of shares of the Corporation's Common Stock which may be issued pursuant to the Plan is 560,000, subject to certain adjustments for stock splits and similar events;

         WHEREAS, the Corporation desires to amend the 1995 Stock Plan ("Plan") to increase the number of shares of Common Stock subject to the Plan from 560,000 to 1,500,000 shares;

         WHEREAS, in November 1995 the Board approved an amendment to increase the number of shares of Common Stock subject to the Plan from 560,000 shares to 900,000 shares, subject to stockholder approval;

         WHEREAS, in February 1996 the Board approved an amendment to increase the number of shares of Common Stock subject to the Plan from 900,000 shares to 1,200,000 shares, subject to stockholder approval;

         WHEREAS, in April 1996 the Board approved an amendment to increase the number of shares of Common Stock subject to the Plan from 1,200,000 shares to 1,500,000 shares, subject to stockholder approval;

         WHEREAS, Section 15(b) of the Plan provides that any increase in the total number of shares that may be issued under the Plan must be approved by the stockholders of the Corporation;

         WHEREAS, the Stockholders of the Company approved the increase for the number of shares subject to the Plan to 1,500,000 shares at the Annual Meeting of Stockholders on May 15, 1996;

         WHEREAS, the parties desire to modify, amend, and restate the said plan agreement in various respects.

         NOW, THEREFORE, the Plan is hereby modified and amended as follows:


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         Section 4 of the  Moovies,  Inc.  1995 Stock Plan is hereby  amended to delete the numeral "560,000" set forth in the fourth line thereof, and to insert the numeral "1,500,000" in lieu thereof, effective January 1, 1996.

         IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the 16th day of May, 1996.

                                                 MOOVIES, INC.

                                                 By:
                                                 F. Andrew Mitchell,
                                                 Chief Financial Officer

                                                 COMPENSATION COMMITTEE:


                                                 John L. Taylor


                                                 Theodore J. Coburn





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